CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 13, 1998 accompanying the financial statements of Insured Municipals Income Trust, Series 13 as of December 31, 1997, and for the period then ended, contained in this Post-Effective Amendment No. 22 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption Auditors.

                    Grant THORNTON LLP

Chicago, Illinois
April 24, 1998